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                                                                 EXHIBIT 10.9(b)


                                 AVERSTAR INC.

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                  --------------------------------------------

     Averstar, Inc., a Delaware corporation (the "Company") hereby grants as of this __ day of _____, 199__ to __________ (the "Option Holder") an option to purchase a maximum of _______ of its Class D Common Stock, $.001 par value per share (the " Stock"), at a price of $____ per share, on the following terms and conditions:

     1.   Grant Under 1998 Long Term Incentive Plan. This option is granted
          -----------------------------------------
pursuant to and subject to all of the terms and conditions of the Company's 1998 Long Term Incentive Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option shall be governed by the Plan as it exists on this date and, in the event of any inconsistency or conflict between this Agreement and the Plan, the terms of the Plan shall govern. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 2 and 4 hereof, employment by the Company includes employment by a Subsidiary as defined in the Plan.

     The shares of Stock reserved for issuance under the Plan include shares to be issued pursuant to the exercise of the outstanding stock options (the "Apollo Options") of Apollo Holding, Inc. ("Apollo") and the outstanding stock options (the "Pacer Options") of Pacer Infotec, Inc. ("Pacer").

     The holders of outstanding Pacer Options may elect to: (i) exercise such Pacer Options and purchase shares of the Company at an exchange ratio of
0.48906292 shares of the Company per Pacer share (the "Pacer Exchange Ratio") in which case the terms of such options shall be governed by the Pacer Infotec, Inc. Stock Option Plan, as amended through ________, 19__; or (ii) surrender such Pacer Options to the Company and receive Stock Options issued hereunder at the Pacer Exchange Ratio.

     The holders of outstanding Apollo Options may elect to: (i) exercise such Apollo Options and purchase shares of the Company at an exchange ratio of
4.57347507 shares of the Company per Apollo share (the "Apollo Exchange Ratio") and shares of IES Holding, Inc. in which case the terms of such options shall be governed by the Apollo Holding, Inc. 1996 Long Term Incentive Plan, as amended through December 30, 1997; or (ii) surrender such Apollo Options to the Company in exchange for Stock Options issued hereunder at the Apollo Exchange Ratio and stock options issued under the IES Holding, Inc. 1998 Long Term Incentive Plan.

     2.   Limitations on Exercise of Option if Relationship Continues. If the
          -----------------------------------------------------------
Option Holder has been in continuous association, without interruption, with the Company or its successor companies, as an employee, consultant, officer or director from date hereof through the date of exercise, he may exercise this option to purchase up to the number of shares of Stock set forth below opposite the applicable period and at the price provided for herein:
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     ____ option shares on or after __________ __, 199__
     ____ option shares on or after __________ __, 199__
     ____ option shares on or after __________ __, 200__
     ____ option shares on or after __________ __, 200__
     ____ option shares on or after __________ __, 200__

     The foregoing rights are cumulative and may be exercised up to and including the date which is ten (10) years after the date hereof (the "Termination Date"). Such rights are subject to Sections 3 and 4 (as appropriate) if the Option Holder dies or ceases to be an employee, consultant, officer or director of the Company, Section 12 if the Company merges or consolidates with another corporation, and Section 14 if the Option Holder exercises this option.

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     3.   Termination by Death, Disability or Retirement.
          ----------------------------------------------

     3.1  Death.  If the Option Holder dies before the Termination Date, this
          -----
option may be exercised by his personal representative, but only to the extent it was exercisable by the Option Holder on the date of his death and only during the period ending on the earlier to occur of one year after such death and the Termination Date. At the end of such period, this option shall expire and the estate, personal representative or beneficiary of the Option Holder shall have no rights other than those of a stockholder resulting from the exercise of this option before such expiration.

     3.2  Disability.  If the Option Holder's employment by the Company
          ----------
terminates by reason of Disability, this option may thereafter be exercised by the Option Holder or his personal representative, but only to the extent it was exercisable by the Option Holder at the time of such termination, during the period ending on the earlier to occur of ninety (90) days from the date of such termination of employment and the Termination Date; provided, however, that, if the Option Holder dies within such ninety (90) day period, any unexercised portion of this option shall thereafter be exercisable in accordance with
Section 3.1.

     3.3  Retirement.  If the Option Holder's employment by the Company
          ----------
terminates by reason of Normal or Early Retirement, this option may thereafter be exercised by the Option Holder, but only to the extent it was exercisable at the time of such Retirement, during the period ending on the earlier to occur of ninety (90) days from the date of such termination of employment and the Termination Date; provided, however, that, if the Option Holder dies within such ninety (90) day period, any unexercised option shall thereafter be exercisable in accordance with Section 3.1.

     4.   Termination of Relationship.  If the Option Holder ceases to be
          ---------------------------
associated with the Company as an employee, consultant, officer or director other than by reason of Death, Disability or Retirement, this option shall terminate, except that this option may be exercised by the Option Holder, only to the extent otherwise then exercisable, during the period ending on the earlier to occur of three (3) months from the date of such termination and the Termination Date if the Option Holder is involuntarily terminated without Cause by the Company or its successor companies. Whether authorized leave of absence or absence for military service may constitute service as an employee, consultant, officer or director for the purposes of this Agreement shall be conclusively determined by the Board of Directors of the Company. Nothing in this Agreement shall be deemed to give the Option Holder the right to be retained by the Company for any period of time as an employee, consultant, officer or director.

     5.   Partial Exercise. Exercise of this option may be made in part at any
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time and from time to time, provided such exercise is for a whole number of shares of Stock. However, this option may not be exercised to purchase more than the number of shares indicated in Section 2, as such number may be adjusted pursuant to Section 12.

     6.   Payment of Purchase Price; Withholding Taxes. The option purchase
          --------------------------------------------
price, together with any state or federal withholding taxes due as a result of the exercise of this option, is payable

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upon exercise of this option either (i) in United States dollars in cash or by check, or (ii) at the discretion of the Board of Directors of the Company through delivery of shares of Stock of the Company having a fair market value equal to the option purchase price as of the date of exercise, or (iii) at the discretion of the Board of Directors of the Company by a combination of (i) and
(ii) above.

     7.   Method of Exercising Option. Subject to the terms and conditions of
          ---------------------------
this Agreement, this option shall be exercised by written notice to the Company, at the office of the Company, 23 Fourth Avenue, Burlington, MA 01803-3303 or to such transfer agent or other address as the Company shall designate. Such notice of exercise shall state that this option is being exercised and the number of shares of Stock for which it is being exercised, and shall be signed by the person or persons so exercising this option. Such notice shall also be accompanied by payment of the full purchase price of such shares of Stock (whether such payment is made in cash or shares of Stock or a combination of both, as provided in Section 6 hereof) together with any state and federal withholding taxes due as a result of the exercise of this option. The Company shall deliver a certificate or certificates representing such shares of Stock after such notice and payment are received. The certificate or certificates for the shares of Stock for which the option shall have been so exercised shall be registered in the name of the person or persons so exercising the option (or, if the option shall be exercised by the Option Holder and if the Option Holder shall so request in the notice pertaining to the exercise of the option, shall be registered in the name of the Option Holder and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the option. In the event the option shall be exercised pursuant to Section 3 hereof, by any person or persons other than the Option Holder, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the option. All shares of Stock that shall be purchased upon the exercise of the option as provided herein shall be fully paid and nonassessable.

     8.   Option Not Transferable. This option is not transferable or assignable
          -----------------------
except by will or by the laws of descent and distribution. During the Option Holder's lifetime, only the Option Holder may exercise this option.

     9.   No Obligation to Exercise Option. The grant and acceptance of this
          --------------------------------
option impose no obligation on the Option Holder to exercise it.

     10.  No Rights as Stockholder Until Exercise. The Option Holder shall have
          ---------------------------------------
no rights as a stockholder with respect to any shares of Stock issuable upon exercise of this option until a stock certificate therefor has been issued to him and is fully paid for. Except as expressly provided below with respect to stock dividends, no adjustment shall be made for dividends or other rights for which the record date precedes the date such stock certificate is issued.

     11.  Tax Consequences. The Option Holder recognizes that this option is
          ----------------
being granted as a result of his performance of services for the Company and that, under present federal income tax laws, the Option Holder shall include in his gross income, for any year in which he exercises this

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

option, the excess of the fair market value of the Stock acquired over the amount paid for said Stock. The Option Holder agrees to obtain his own tax advice.

     12.  Capital Changes and Business Successions.  It is the purpose of this
          ----------------------------------------
option to encourage the Option Holder to work for the best interests of the Company and its stockholders. In order to avoid any conflict between the Option Holder's interests and the Company's interests that might arise upon the issuance of a stock dividend or a merger with another corporation (other than a wholly-owned subsidiary of the Company), the Plan contains various provisions for the adjustment of the number of shares of Stock subject to this option and related provisions with respect to successors to the business of the Company and with respect to the assumption and substitution of options. Such provisions of the Plan, including, without limitation those respecting the discretion of the Company's Board of Directors, are hereby made applicable hereunder and are incorporated herein by reference in their entirety.

     13.  Agreement to Purchase for Investment. By his acceptance of this option
          ------------------------------------
the Option Holder agrees that if he purchases shares of Stock under this option he will purchase them for investment and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus delivery requirement of the Securities Act. The Option Holder agrees to sign a certificate to that effect at such time or times he exercises this option. The Company shall have no obligation to register the shares of Stock issuable upon exercise of this option under the Securities Act or the securities laws of any state. Furthermore, the Company may place a legend on any stock certificate delivered upon exercise of this option to the effect that the shares represented by such certificate were acquired pursuant to an investment representation and without registration under the Securities Act or the securities laws of any state.

     14.  Accession to Stockholders Agreement.  The Option Holder hereby
          -----------------------------------
acknowledges the receipt of a copy of the Stockholders Agreement, dated as of February 27, 1998, by and among the Company and the Stockholders named therein (the "Stockholders Agreement"). Each of the Company and the Option Holder hereby acknowledge and agree that the Option Holder shall be bound by all of the terms and conditions, as well as be entitled to all of the rights, pursuant to Sections 1.02, 1.04, 1.08, 2.02, 2.03, 2.04, 2.07, 3.02, 3.03, 3.07 and 3.09, as
applicable, of the Stockholders Agreement. For purposes of this Section, the Option Holder shall be treated as if he were a "Stockholder" as such term is used in the Stockholders Agreement and the term "Common Stock" shall refer to Class D Common Stock, $.001 par value per share.

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

     15.  Governing Law. This Agreement shall be governed by, and  interpreted
          -------------
in accordance with, the laws of the State of Delaware.

                              AVERSTAR, INC.



                              By :
                                  ---------------------------------------
                                  Michael B. Alexander, Chairman and
                                    Chief Executive Officer

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

                                   SCHEDULE 1
                    Annual Earnings and Cumulative Earnings
                    ---------------------------------------

     Annual earnings, with respect to any fiscal period, shall be obtained from the Company's consolidated annual audited income statement and shall be defined as follows:

     (i)     Operating income plus interest income and less interest expense;

     (ii) plus depreciation, amortization and other similar non-cash charges, software development and design and research and development expenses in the aggregate in excess of $100,000 not reimbursed by a third party at the time of the expense;

     (iii) plus consulting fees described in Sections 3(a)(i) and (ii) of the Consulting Agreement among, the Company, Intermetrics and Joel N. Levy/Peter M. Schulte, L.L.C. and the Consulting Agreement among the Company, Intermetrics and the Westgate Capital Co. and amounts paid to Fernando Niebla;

     (iv)    plus amounts paid to retire debt of the Company;

     (v) plus any charges to income related to the grant, issuance or exercise of stock options to management of, or lenders to the Company or its subsidiaries or charges relating to the repurchase of the Company's stock pursuant to the provisions of this Stockholders Agreement;

     (vi) minus extraordinary and non-operating gains and plus extraordinary and non-operating losses, including, without limitation, any prepayment penalties resulting from the retirement of debt before its scheduled repayment date;

     (vii) plus any expenses incurred or minus reimbursement received, both net of reserves, in settlement of any claims or other items related to the assets and liabilities of the Company for events occurring prior to the closing of the Merger Agreement;

     (viii) plus the special bonuses to be paid to Michael B. Alexander by Intermetrics on September 15, 1996 and September 15, 1997;

     (ix) plus travel, lodging and entertainment expense for Directors of the Company;

     (x) minus gains or plus losses from the sale of assets other than write-offs in the ordinary course of business;

     (xi)    plus charges amortized or expensed relating to future
             acquisitions of the Company and any of its subsidiaries;
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     (xii)   plus extraordinary litigation expenses and extraordinary legal and accounting expenses;

     (xiii) plus amortization or expenses relating to asset write-ups in connection with the acquisition or establishment of Intermetrics or Pacer; and

     (xiv) plus in the first twelve (12) months only from the closing of the Merger Agreement, expenses for special consultants, not in the ordinary course, but this adjustment shall be limited to a maximum of $100,000.

               SPECIFIC ANNUAL AND CUMULATIVE EARNINGS TARGETS/1/
               --------------------------------------------------
                                ($ in thousands)



--------------------------------------------------------------------------------
              ANNUAL EARNINGS LESS INTEREST EXPENSE                INTEREST
              -------------------------------------                --------
             -----------------------------------------------       EXPENSE
   FISCAL                                                          -------
   ------                                   CUMULATIVE            ASSUMED IN
    YEAR        ANNUAL TARGET                 TARGET              ----------
    ----        -------------                 ------             ANNUAL TARGET
                                                                 -------------
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  1998/2/

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  1999/3/

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  2000

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  2001

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-----------------
      /1/ Targets are stated after interest expense. Interest expense is assumed to be 10% for purposes of the target figures and interest expense is based on the scheduled amortization of the senior and subordinated notes; however, the target figures will be increased or decreased by the difference between the 10% interest rate and the actual interest rate.


      /2/ This achievement will be measured from the date of closing through the end of the fiscal year and pro-rated against a full year achievement target Annual Earnings less Interest Expense of $_____.

      /3/    The stub year (1998) will be added with the first full fiscal year
             (1999) to determine both the annual and cumulative target for the first of the five fiscal years.